UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2006, Viragen International, Inc., our majority-owned subsidiary, entered into a licensing agreement with Orphan Australia Proprietary Limited that grants exclusive rights to Orphan Australia to market, sell and distribute Multiferon® (multi-subtype, human alpha interferon) in Australia and New Zealand. Orphan Australia will initially focus its marketing efforts for Multiferon® to target the treatment of high-risk malignant melanoma.

The agreement, which is for a term of 10 years, provides Viragen International with an up-front license fee, and additional milestone payments to be paid upon receipt of reimbursement authorization for Multiferon® in Australia and possibly other countries to be added later. We estimate the agreement to be valued at approximately $10 - $15 million (USD) per year for us, pending regulatory approval and reimbursement authorization, and based on revenue forecasts for peak year sales. Orphan Australia will also purchase its supply of Multiferon® from Viragen at agreed-upon pricing. The product is subject to local regulatory approvals and medical reimbursement authorizations. Additional financial terms were not disclosed.

It is expected that the regulatory approval process in Australia will take approximately 12 – 18 months to be followed by the reimbursement authorization process. Clinicians who demand Multiferon® for their patients prior to regulatory approval will be able to obtain it on a “Named-Patient” basis according to local regulatory mechanisms.

On December 28, 2006, we issued a press release announcing this licensing agreement. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	License Agreement between Viragen International, Inc. and Orphan Australia Proprietary Limited dated December 22, 2006 (incorporated by reference to Viragen International, Inc.’s Form 8-K dated December 22, 2006 filed with the SEC on December 28, 2006)*, **

10.2	Safety Agreement between Viragen International, Inc. and Orphan Australia Proprietary Limited dated December 22, 2006 (incorporated by reference to Viragen International, Inc.’s Form 8-K dated December 22, 2006 filed with the SEC on December 28, 2006)

10.3	Technical Agreement between Viragen International, Inc. and Orphan Australia Proprietary Limited dated December 22, 2006 (incorporated by reference to Viragen International, Inc.’s Form 8-K dated December 22, 2006 filed with the SEC on December 28, 2006)

99.1	Press release dated December 28, 2006

*	Filed herewith
**	Confidential treatment requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act of 1933, as amended, which portions are omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: December 28, 2006	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated December 28, 2006